UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway Suite 400 Cary NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christian Storch as Interim Chief Financial Officer of the Company

On January 21, 2026, Cornerstone Building Brands, Inc. (the “Company”) appointed Christian Storch to join the Company, effective January 26, 2026, and to serve as the Company’s Interim Chief Financial Officer, effective February 6, 2026. As previously disclosed in the Company’s Current Report on Form 8-K filed on January 2, 2026, Jeffrey Lee had informed the Company of his intention to resign as Chief Financial Officer, effective February 6, 2026. Mr. Storch will serve in this temporary capacity while the Company conducts its search to identify and appoint a permanent Chief Financial Officer.

Mr. Storch, age 66, previously served as the Chief Financial Officer of Altra Industrial Motion Corp. from December 2007 to January 2022. From 2001 to 2007, Mr. Storch served as the Vice President and Chief Financial Officer at Standex International Corporation (“Standex International”). Mr. Storch also served as Standex International’s Treasurer from 2003 to 2006 and as Manager of Corporate Audit and Assurance Services from 1999 to 2003. In addition, Mr. Storch served on the Board of Directors of Standex International from 2004 to 2007. Prior to his tenure with Standex International, Mr. Storch was a Divisional Financial Director and Corporate Controller at Vossloh AG, a publicly held German transport technology company. Mr. Storch has also previously served as an Audit Manager at Deloitte & Touche LLP. Mr. Storch holds a degree in business administration from the University of Passau, Germany.

There are no family relationships between Mr. Storch and any director or executive officer of the Company. Other than as described above, there are no arrangements or understandings between Mr. Storch and any other persons pursuant to which Mr. Storch was appointed as the Company’s Interim Chief Financial Officer. The Company is not aware of any related party transactions in which Mr. Storch or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Employment Agreement with Christian Storch

In connection with Mr. Storch’s appointment as Interim Chief Financial Officer, the Company entered into an Interim Chief Financial Officer Agreement (the “Employment Agreement”) with Mr. Storch. Under the terms of the Employment Agreement, Mr. Storch will receive a base salary of $500,000 per year and will have a target annual bonus opportunity equal to 90% of his base salary, prorated for partial years of service. The Employment Agreement will be effective as of January 26, 2026 and will continue until terminated by either party for any reason upon 30 days’ written notice. The Employment Agreement contains a perpetual confidentiality covenant and customer non-solicitation and non-interference covenants that apply during Mr. Storch’s employment and for one year thereafter.

The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending April 4, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: January 21, 2026